UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

CLEANTECH BIOFUELS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7386 Pershing Ave, University City, Missouri	63130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 862-8670

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2010, CleanTech Biofuels, Inc. (the “Company”) issued a promissory note to CMS Acquisition, LLC (“CMS”) in the amount of $100,000 (the “Note”) and entered into a related Security Agreement (the “Security Agreement”). The Note matures on February 28, 2011, bears interest at 6.0% per annum and is secured by a security interest in the Company’s Patent No. 6,306,248 (the “Patent”). The Patent is the basis for the pressurized steam classification technology that cleans and separates municipal solid waste into its component parts.

In connection with the financing, the Company issued a warrant to purchase 2,000,000 shares of the Company’s Common Stock at a price of $0.05 per share (the “Warrant”). The Warrant is exercisable at any time for five years from the date of issuance.

A copy of the Note and the Security Agreement between CMS and the Company dated September 1, 2010 is attached as Exhibit 10.20 and Exhibit 10.21, respectively, and each is incorporated herein by reference. The foregoing description of each agreement is qualified in its entirety by reference to the full text of such agreement.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Note and the Security Agreement in Item 1.01 of this Form 8-K is hereby incorporated by reference and is qualified by reference to the full text of such agreements, which are attached as Exhibit 10.20 and Exhibit 10.21, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.20	Promissory note issued in favor of CMS Acquisition, LLC dated September 1, 2010.

10.21	Security Agreement between CleanTech Biofuels, Inc. and CMS Acquisition, LLC dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: September 8, 2010	By:	/s/ Edward P. Hennessey

		Name:	Edward P. Hennessey
		Title:	Chief Executive Officer and President